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                                                                   Exhibit 10.02

                     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT


         Amendment No. 2 dated August 28, 2006 to Employment Agreement dated September 1, 2003 (the "Agreement") by and between BENIHANA INC. (the "Company") and JUAN C. GARCIA ("Employee"), as amended by Amendment No. 1 dated October 17, 2005 to Employment Agreement by and between the Company and Employee.

         Unless otherwise defined herein, capitalized terms shall have the respective meanings assigned to them in the Agreement.

         The parties agree that the Agreement shall be amended as follows:

         Section 3.1 of the Agreement is amended by modifying such section to read in its entirety as follows:

                 "3.1 BASIC COMPENSATION. In respect of services to be performed by the Employee during the Employment Period, effective August 28, 2006, the Company agrees to pay the Employee an annual salary of Two Hundred Five Thousand Dollars ($205,000) ("Basic Compensation"), payable in accordance with the Company's customary payroll practices for executive employees."

         Section 3 of the Agreement is amended by adding the following new section 3.5 immediately following Section 3.4:

                 "3.5 COST OF LIVING ADJUSTMENTS. The Basic Compensation shall be increased by an amount established by reference to the "Consumer Price Index for Urban Wage Earners and Clerical Workers, New York, New York-Northern New Jersey area published by the Bureau of Labor Statistics of the United States Department of Labor (the "Consumer Price Index"). The base period shall be the month ended December 31, 2005 (the "Base Period"). If the Consumer Price Index for the month of December in any year, commencing in 2006, is greater than the Consumer Price Index for the Base Period, Basic Compensation shall be increased, commencing on April 1 of the next following year, to the amount obtained by multiplying Basic Compensation by a fraction, the numerator of which is the Consumer Price Index for the month of December of the year in which such determination is being made and the denominator of which is the Consumer Price Index for the Base Period."

         Except as modified herein, the Agreement remains in full force and effect in accordance with its terms without revocation or change.

                            [SIGNATURE PAGE FOLLOWS]

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             IN WITNESS WHEREOF, the undersigned have executed this Amendment
No.2 as of the date and year first above written.

                                            BENIHANA INC.


                                            By:/s/ Joel Schwartz
                                               -----------------
                                                   Joel Schwartz, President



                                                   /s/ Juan C. Garcia
                                               ----------------------
                                                       Juan C. Garcia